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                                                              EXHIBIT 23.2(3)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-4 of NCO Group, Inc. of our report dated September 2, 1997, on our audits of the consolidated financial statements of FCA International Ltd. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is included in the NCO Group, Inc.'s Form 8-K dated May 1, 1998. We also consent to the reference to our firm under the caption "Experts".


                                              ARTHUR ANDERSEN & CO.

Montreal, Quebec
July 14, 1999